EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

                                                              of One Wall Street, New York, N.Y. 10286
                                                                And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                Dollar Amounts
ASSETS                                                                            In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..                             $2,811,275
   Interest-bearing balances...........................                              3,133,222
Securities:
   Held-to-maturity securities.........................                                147,185
   Available-for-sale securities.......................                              5,403,923
Federal funds sold and Securities purchased under
   agreements to resell................................                              3,378,526
Loans and lease financing receivables:
   Loans and leases held for sale......................                                 74,702
   Loans and leases, net of unearned
     income............................................                             37,471,621
   LESS: Allowance for loan and
     lease losses......................................                                599,061
   Loans and leases, net of unearned
     income and allowance..............................                             36,872,560
Trading Assets.........................................                             11,757,036
Premises and fixed assets (including capitalized
   leases).............................................                                768,795
Other real estate owned................................                                  1,078
Investments in unconsolidated subsidiaries and
   associated companies................................                                193,126
Customers' liability to this bank on acceptances
   outstanding.........................................                                592,118
Intangible assets......................................
   Goodwill............................................                              1,300,295
   Other intangible assets.............................                                122,143
Other assets...........................................                              3,676,375
                                                                                   -----------
Total assets...........................................                            $70,232,359
                                                                                   ===========
LIABILITIES
Deposits:
   In domestic offices.................................                            $25,962,242
   Noninterest-bearing.................................                             10,586,346
   Interest-bearing....................................                             15,395,896
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................                             24,862,377
   Noninterest-bearing.................................                                373,085
   Interest-bearing....................................                             24,489,292
Federal funds purchased and securities sold under
   agreements to repurchase............................                              1,446,874
Trading liabilities....................................                              2,373,361
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases)...........................                              1,381,512
Bank's liability on acceptances executed and
   outstanding.........................................                                592,804
Subordinated notes and debentures......................                              1,646,000
Other liabilities......................................                                373,065
                                                                                     5,373,065
                                                                                   -----------
Total liabilities......................................                            $63,658,235
                                                                                   ===========
EQUITY CAPITAL
Common stock...........................................                              1,135,284
Surplus................................................                              1,008,773
Retained earnings......................................                              4,426,033
Accumulated other comprehensive income.................                                  4,034
Other equity capital components........................                                      0
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Total equity capital...................................                              6,574,124
                                                                                   -----------
Total liabilities and equity capital...................                            $70,232,359
                                                                                   ===========

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                                                                                                                            Thomas J. Mastro,
                                                                                                                                         Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell
Alan R. Griffith                                                                                                               Directors